UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2019 (May 14, 2019)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value NIS 0.10 per share	OTIV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

As On Track Innovations Ltd. (the “Company”) disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2019, the Company decided on April 3, 2019, not to re-appoint Somekh Chaikin, a member of KPMG International (“Somekh Chaikin”) as the Company’s independent registered public accounting firm. The dismissal of Somekh Chaikin was approved by the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”), without conducting a hearing to Somekh Chaikin, who waived this right granted to them under the Israeli Companies Law of 1999 (the “Companies Law”). On April 3, 2019 and April 4, 2019, the Audit Committee and the Board, respectively, recommended to appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”), subject to the approval of the Company’s shareholders, as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Under the Companies Law, the Audit Committee’s and the Board’s recommendation regarding the appointment of the Company’s independent registered accounting firm is subject to shareholder approval and therefore was presented to the shareholders for a vote at the Company’s 2019 annual meeting of shareholders, which was held on May 14, 2019 (the “Meeting”). As detailed below, under Item 5.07- Submission of Matters to a Vote of Security Holders - Proposal No. 4 — Appointment of Auditors, the shareholders approved the appointment of PwC, as the Company’s independent registered public accounting firm until the 2020 annual meeting of shareholders, and the authorization of the Board, upon the recommendation of the Audit Committee, to determine their remuneration in accordance with the volume and nature of their services.

During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim period through April 3, 2019, the Company has not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor was oral advice provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As mentioned above, on May 14, 2019, the Company held the Meeting.  The final results of the shareholder voting at the Meeting are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the Summary Compensation Table appearing in the Company’s Definitive Proxy Statement on Schedule 14A for the Meeting filed with the Securities and Exchange Commission on April 8, 2019 (the “Proxy Statement”) pursuant to Item 402 of Regulation S-K. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
3,322,694	824,391	745,165	23,335,315

The ordinary shares of shareholders who are non-controlling shareholders nor having a personal interest in said resolution who voted against this resolution did not exceed two percent of the voting rights in the Company.

Proposal No. 2 — Election of a Director.

The shareholders approved the election of Donna Seidenberg Marks as a Director on the Board starting on the date of the Meeting until the Company's next general meeting following three years from her election. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
3,642,619	505,166	744,465	23,335,315

Proposal No. 3 — Approval of grant of options to purchase up to 30,000 Ordinary Shares of the Company under the Plan to Ms. Seidenberg Marks.

The shareholders approved the grant of options as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
3,454,734	682,456	755,060	23,335,315

The ordinary shares of shareholders who are non-controlling shareholders nor having a personal interest in said resolution who voted against this resolution did not exceed two percent of the voting rights in the Company.

Proposal No. 4 — Appointment of Auditors.

The shareholders approved the appointment of PwC, as the Company’s independent registered public accounting firm until the 2020 annual meeting of shareholders, and the authorization of the Board, upon the recommendation of the Company's Audit Committee, to determine their remuneration in accordance with the volume and nature of their services. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
27,308,759	151,819	766,987	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: May 17, 2019	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

3